UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/26/2007

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 26, 2007, CECO Environmental Corp. ("CECO") and Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. ("Green Diamond") entered into a Fourth Amended and Restated Replacement Promissory Note ("Replacement Note 1") and a Sixth Amended and Restated Replacement Promissory Note ("Replacement Note 2") to extend the maturity date under both notes from July 1, 2008 to January 31, 2010.

The descriptions set forth herein of the Replacement Note 1 and Replacement Note 2 are qualified in their entirety by reference to the full text of such notes, which are filed with this report as Exhibits 10.1, and 10.2 and are incorporated by reference into this Item 1.01.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2007, the Company entered into a Consulting Agreement with Green Diamond. Phillip DeZwirek, the CEO and Chairman of the Board and Jason DeZwirek, the Secretary and a director, are deemed to control Green Diamond. Under the Consulting Agreement, Green Diamond will receive a monthly fee of $30,000, which will be reviewed annually by the Company for possible increase. The term of the Consulting Agreement is through December 31, 2011. Green Diamond may terminate its engagement in the event of a change of control (as defined in the Consulting Agreement) and the Company may terminate the Consulting Agreement in the event of Cause (as defined in the Consulting Agreement). Either party may terminate the Consulting Agreement in the event of certain events relating to bankruptcy or insolvency. In the event that the Consulting Agreement is terminated for any reason other than Cause, Green Diamond is entitled to a severance fee in the amount of the remaining aggregate monthly fees that Green Diamond would have received had the Consulting Agreement not been terminated, provided that the amount will not exceed an amount equal to one dollar less that 300% of Green Diamond's base amount, as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended.

Item 9.01.    Financial Statements and Exhibits

10.1 Fourth Amended and Restated Replacement Promissory Note

10.2 Sixth Amended and Restated Replacement Promissory Note

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: March 29, 2007	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
CFO and Vice President--Finance and Administration

Exhibit Index

Exhibit No.	Description
EX-10.1	Fourth Amended and Restated Replacement Promissory Note
EX-10.2	Sixth Amended and Restated Replacement Promissory Note